Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO TETRALOGIC PHARMACEUTICALS CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF LAST ORIGINAL ISSUANCE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

TETRALOGIC PHARMACEUTICALS CORPORATION

8.00% Convertible Senior Note due 2019

No. 1	$47,000,000

CUSIP No.  88165U AA7

ISIN: US88165UAA79

TetraLogic Pharmaceuticals Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $47,000,000 in aggregate at any time, on June 15, 2019, and interest thereon as set forth below.

This Note shall bear interest at the rate of 8.00% per year from June 23, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 15, 2019.  Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2014, to Holders of record at the close of business on the immediately preceding June 1 and December 1 (whether or not such day is a Business Day), respectively.  Additional Interest will be payable under the circumstances set forth in the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Payments of the Fundamental Change Purchase Price, cash due upon conversion, principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate from the required payment date.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, in its capacity as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in the continental United States, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock or, following Stockholder Approval, cash and/or shares of Common Stock on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

TETRALOGIC PHARMACEUTICALS CORPORATION

By:	/s/ Kevin Buchi
	Name:	Kevin Buchi
	Title:	President and CEO

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Dated: June 23, 2014

U.S. BANK NATIONAL
ASSOCIATION, as Trustee, certifies that this is
one of the Notes described in the within-named
Indenture.

By:	/s/ Raymond S. Haverstock
Authorized Signatory

TETRALOGIC PHARMACEUTICALS CORPORATION

This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.00% Convertible Senior Notes due 2019 (the “Notes”), limited to the aggregate principal amount of $47,000,000 all issued or to be issued under and pursuant to an Indenture dated as of June 23, 2014 (as amended or supplemented from time to time in accordance with its terms, the “Indenture”), between the Company and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder in accordance with the Indenture.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any current or past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without interest coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the

Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.  The Trustee (or, if applicable, such other entity appointed as Registrar in accordance with the terms of the Indenture) need not transfer or exchange any Notes in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased).

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock or, following Stockholder Approval, cash, shares of Common Stock or a combination thereof, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

TETRALOGIC PHARMACEUTICALS CORPORATION
8.00% Convertible Senior Notes due 2019

The initial principal amount of this Global Note is FORTY SEVEN MILLION DOLLARS ($47,000,000).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:  TetraLogic Pharmaceuticals Corporation

To:  U.S. Bank National Association, as Trustee

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock or, following Stockholder Approval, cash, shares of Common Stock or a combination thereof, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to

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be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

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ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:  TetraLogic Pharmaceuticals Corporation

To:  U.S. Bank National Association, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from TetraLogic Pharmaceuticals Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Article 3 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

[FORM OF TRANSFER CERTIFICATE]

8.00% Convertible Senior Notes due June 15, 2019

Transfer Certificate

For value received                                                          hereby sell(s), assign(s) and transfer(s) unto                                    (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐                                    To TetraLogic Pharmaceuticals Corporation or a subsidiary thereof; or

☐                                    Pursuant to a registration statement that is effective under the Securities Act of 1933, as amended, at the time of such transfer; or

☐                                    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐                                    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

In connection with a transfer pursuant to the fourth clause above, by its execution below, the undersigned hereby acknowledges and agrees that, prior to effecting the transfer requested hereby, the Company and/or the Trustee may reasonably require additional certifications, legal opinions and other documents and information to confirm that such condition to transfer (as indicated in the preceding sentence) has been satisfied.

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Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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